UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 7, 2015	(August 4, 2015)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	888-937-0004

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On August 4, 2015, Metro Bancorp, Inc. (“Metro”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with F.N.B. Corporation (“FNB”). Subject to the terms and conditions set forth in the Merger Agreement, Metro will merge with and into FNB (the “Merger”), with FNB surviving the Merger. The boards of directors of Metro and FNB have approved the Merger Agreement and the transactions contemplated by the Merger Agreement.
Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, par value $1.00 per share, of Metro (other than certain excepted shares as described in the Merger Agreement) will be converted into the right to receive 2.373 shares, par value $0.01 per share, of FNB common stock, with cash payable in lieu of fractional shares.
Completion of the Merger is subject to certain customary mutual conditions, including: (i) approval of the Merger Agreement and the Merger by Metro’s shareholders and approval by FNB’s shareholders of the issuance of FNB common stock in connection with the Merger; (ii) receipt of all required regulatory approvals and expiration of all related statutory waiting periods; (iii) the Securities and Exchange Commission (the “SEC”) declaring effective the Registration Statement on Form S-4 to be filed by FNB with respect to the shares of FNB common stock to be issued in connection with the Merger; (iv) the shares of FNB common stock to be issued in connection with the Merger being authorized for listing on the New York Stock Exchange; and (v) the absence of any law or order prohibiting the consummation of the Merger. Each party’s obligation to complete the Merger is also conditioned upon certain additional customary conditions, including: (i) the accuracy of the representations and warranties of the other party (subject to certain exceptions and qualifications); (ii) material compliance by the other party with its obligations under the Merger Agreement; and (iii) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. FNB’s obligation to complete the Merger is also conditioned on the absence of a materially burdensome regulatory condition (as defined in the Merger Agreement) in connection with obtaining required regulatory approvals and on Metro’s giving notice of redemption and paying the redemption price for its outstanding preferred stock.
The Merger Agreement contains customary representations and warranties by each of the parties, and each party has agreed to customary covenants. Metro has also agreed to customary covenants relating to the conduct of Metro’s business during the interim period between the execution of the Merger Agreement and the completion of the Merger, and customary non-solicitation covenants relating to alternative acquisition proposals.
The Merger Agreement contains certain customary termination rights, including, among others, the right of either party to terminate the Merger Agreement if the Merger does not occur by June 30, 2016, the right of FNB to terminate the Merger Agreement due to the withdrawal or adverse change of the recommendation by Metro’s board of directors or the material breach by Metro of the covenants on non-solicitation or the holding of a meeting of its shareholders, and the right of Metro to terminate the Merger Agreement to enter into an alternative transaction pursuant to a superior proposal (as defined in the Merger Agreement). The Merger Agreement also provides that upon termination under specified circumstances, a termination fee equal to $17.5 million will be payable by Metro to FNB.
In connection with Metro’s and FNB’s entry into the Merger Agreement, each member of Metro’s board of directors has executed a voting agreement with FNB pursuant to which the directors have agreed to vote the shares of Metro common stock beneficially owned by them in favor of the approval of the Merger Agreement and the transactions contemplated thereby. The voting agreements also contain customary restrictions on the sale, transfer, assignment, pledge or other disposition of each director’s shares. The form of voting agreement is included in Exhibit 2.1 as an exhibit to the Merger Agreement and is incorporated herein by reference.
    The Merger Agreement has been filed as an exhibit to this Form 8-K to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about Metro or FNB in any public reports filed or to be filed with the SEC by Metro or FNB. In particular, the assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and are subject to limitations, modifications and qualifications agreed upon by the parties to the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement have been made for the purposes of allocating risk between the parties to the Merger Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Metro or FNB. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable under the federal securities laws. Investors should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of Metro or FNB or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Metro’s or FNB’s public disclosures.
The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with information regarding its terms. It is not intended to provide any additional financial or other information about Metro or FNB.

Cautionary Statement Regarding Forward-Looking Statements:

The information contained in this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements may include, but are not limited to, the expected completion date, financial benefits and other effects of the proposed Merger of FNB and Metro. The words “look forward,” “continue,” “will,” "progress,” “committed,” “initiatives,” “expect,” “intend,” “plan,” “could,” “should,” “would,” “believe,” “anticipate,” and “estimate” and similar expressions are intended to identify forward-looking statements. Such statements involve risks and uncertainties that could cause actual results to differ, possibly materially, including, without limitation, the following: the inability to complete the Merger in a timely manner; the inability to complete the Merger due to the failure of Metro’s shareholders to approve the Merger agreement and the Merger, or FNB’s shareholders to approve the issuance of FNB common stock in connection with the Merger; the failure to satisfy other conditions to completion of the Merger, including receipt of required regulatory approvals; the failure of the proposed Merger to close for any other reason; the possibility that any of the anticipated benefits of the proposed Merger will not be realized; the effect of the announcement of the Merger on FNB’s, Metro’s or the combined company’s respective business relationships, operating results and business generally; and diversion of management’s attention from ongoing business operations and opportunities. In addition, you should carefully consider the risks and uncertainties and other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the joint proxy statement/prospectus to be delivered to Metro’s and FNB’s shareholders, and in FNB’s and Metro’s respective filings with the SEC that are available on the SEC’s website, located at www.sec.gov, including the sections entitled “Risk Factors” in FNB’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015, and “Risk Factors” in Metro’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 16, 2015.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. Metro undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed Merger between FNB and Metro. In connection with the proposed Merger, FNB intends to file a registration statement on Form S-4 with the SEC, containing a preliminary joint proxy statement of Metro and FNB and a preliminary prospectus of FNB, as well as other relevant documents concerning the proposed Merger. The final joint proxy statement/prospectus will be delivered to Metro’s and FNB’s shareholders. This communication is not a substitute for the registration statement, definitive joint proxy statement/prospectus or any other documents that FNB or Metro may file with the SEC or send to shareholders in connection with the proposed Merger. SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Shareholders will be able to obtain copies of the joint proxy statement/prospectus and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents FNB has filed with the SEC by contacting James Orie, Chief Legal Officer, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317; and free copies of the documents Metro has filed with the SEC by contacting Investor Relations (Sherry Richart), Metro Bancorp, Inc., 3801 Paxton Street, Harrisburg, PA 17111, telephone: (717) 412-6301.

Participants in Solicitation
FNB, Metro and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information about the directors and executive officers of FNB is set forth in the proxy statement for FNB’s 2015 Annual Meeting of Shareholders, which was filed with the SEC on April 1, 2015, and FNB’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015. Information about the directors and executive officers of Metro is set forth in the proxy statement for Metro’s 2015 Annual Meeting of Shareholders, which was filed with the SEC on May 22, 2015, and Metro’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 16, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. You may obtain free copies of these documents as described above.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger between F.N.B. Corporation and Metro Bancorp, Inc., dated as of August 4, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
METRO BANCORP, INC.
(Registrant)

Date: August 7, 2015
By:    /s/    Mark A. Zody
Name:     Mark A. Zody
Title:    Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger between F.N.B. Corporation and Metro Bancorp, Inc., dated as of August 4, 2015